Exhibit 5.1

February 14, 2007

Board of Directors
Trend Mining Company
5439 South Prince Street
Littleton, Co 80120

Re: Trend Mining Company
Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel for Trend Mining Company, a Delaware corporation (“Trend”). We are furnishing this opinion at your request in connection with the filing by Trend of a Registration Statement on Form SB-2 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the registration of (1) 4,931,371 shares of the Company's common stock, par value $.01 per share (the “Outstanding Shares”) for resale by certain selling stockholders of Trend and (2) 42,344,654 shares of the Company’s Common Stock, par value $.01 per share (the “Conversion Shares”) for resale by certain selling security holders of Trend: (a) upon the conversion of certain promissory notes convertible into Trend Common Stock (the “Notes”); (b) upon the conversion of interest that may accrue on the Notes; and (c) upon the exercise of certain warrants to purchase Trend Common Stock (the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the Registration Statement and the related prospectus, Trend’s amended and restated certificate of incorporation, Trend’s bylaws, the Notes, the Warrants and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We have relied upon the foregoing and upon certificates and other assurances of officers of Trend and others as to factual matters without having independently verified such factual matters.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; and (vi) the due authorization, execution and delivery of all documents by parties other than Trend.

February 14, 2007

We are opining herein as to the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that as of the date hereof:

(1)  Trend has the corporate authority to issue the Shares and the Conversion Shares.

(2)  The Outstanding Shares have been duly authorized for issuance and are validly issued, fully paid and non-assessable.

(3)  The Conversion Shares have been duly authorized for issuance and upon (a) conversion of the Notes, (b) conversion of interest that may accrue on the Notes and (c) exercise of the Warrants, when issued in accordance with the terms of the Notes and the Warrants, the Conversion Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters relating to Trend, the Registration Statement, the Outstanding Shares or the Conversion Shares.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Very truly yours,
/s/ Holland & Hart LLP